INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Commercial Federal Corporation on Form S-8, regarding the Commercial Federal 401(k) Plan for Acquired Companies, of our report dated August 12, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Commercial Federal Corporation for the year ended June 30, 1999, and to the reference to us under the heading "Experts" in the Prospectus.





                        /s/ Deloitte & Touche LLP
                        -----------------------------
                        Deloitte & Touche LLP

Omaha, Nebraska
Date: November 15, 1999